UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

                                               FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 10, 2007

Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 S. Beckham, Tyler, Texas	75701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code(903) 531-7111

NA
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230-425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS.

On October 10, 2007, Southside Bancshares, Inc. (“Southside”) completed its acquisition of Fort Worth Bancshares, Inc. (“Fort Worth”), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated May 17, 2007, as amended, that provided for the merger of a wholly owned subsidiary of Southside with and into Fort Worth.

Under the terms of the Agreement and Plan of Merger, Southside acquired all of the outstanding common shares (650,202) of Fort Worth for cash consideration of $52.00 per share for a total acquisition price of $33.8 million.

A copy of the press release regarding the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein as reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(D)	Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit
Number                      Description of Exhibit

99.1	Press release issued by Southside Bancshares, Inc. dated October 11, 2007 announcing the completion of the acquisition of Fort Worth Bancshares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date:  October 15, 2007                                          By:  /s/  Lee R. Gibson
                                           Lee R. Gibson, CPA
       Executive Vice President and Chief Financial Officer